Exhibit 32

Certifications Pursuant to 18 U.S.C. §1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Cal-Maine Foods, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended November 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Adolphus B. Baker
Adolphus B. Baker
Chairman, President and Chief Executive Officer

/s/ Timothy A. Dawson
Timothy A. Dawson
Vice President, Chief Financial Officer

Date: December 31, 2013